                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Ground Round Restaurants, Inc. for the registration of 4,736,900 shares of its common stock and to the incorporation by reference therein of our report dated November 22, 1996, with respect to the consolidated financial statements and schedule of Ground Round Restaurants, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended September 29, 1996, filed with the Securities and Exchange Commission.




                                                ERNST & YOUNG LLP



Boston, Massachusetts

April 11, 1997